UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRTC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 30, 2018, Wrap Technologies, Inc. (the “Company”) entered into subscription agreements with certain accredited investors, pursuant to which it sold and issued an aggregate of 4,561,074 units of the Company’s securities (“Units”) for $5.00 per Unit, with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share, and a two-year warrant (“Warrant”) to purchase one share of the Company’s common stock at an exercise price of $5.00 per share (the “October Offering”). Katalyst Securities LLC (“Katalyst”) acted as the Company’s lead placement agent in connection with the October Offering pursuant to an engagement letter. As compensation for services rendered in connection with the October Offering, Katalyst and its co-placement agent, in the aggrgate, received (i) a cash fee of approximately $1,368,304, (ii) $100,000 in expenses, and (iii) a two-year warrant to purchase 456,107 shares of common stock, or 10% of the Units sold in the October Offering, at an exercise price of $3.00 per share.

On June 7, 2019, the Company and Katalyst entered into a supplemental engagement letter (the “Supplemental Engagement Letter”), pursuant to which the Company has engaged Katalyst to approach holders of the Warrants in order to facilitate the exercise of the Warrants. As compensation for such services, the Company agreed to pay Katalyst a cash fee equal to 8.0% of the gross proceeds received by the Company from the exercise of any Warrants by investors approached by Katalyst. The Supplemental Engagement Letter will expire by its terms at the earlier to occur of (i) the exercise of all of the outstanding Warrants, or (ii) December 31, 2019.

The foregoing description of the Supplemental Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Engagement Letter filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 12, 2019, the Company issued a press release announcing that it has entered into exclusive distributor agreements with seven international distributors covering 12 countries and domestic distributor agreements with nine domestic distributors representing 36 states in the U.S. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: June 13, 2019	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Supplemental Engagement Letter by and between Wrap Technologies, Inc. and Katalyst Securities LLC, dated June 7, 2019.
99.1	Press release, dated June 12, 2019.